Exhibit 99

Colgate Announces 1st Quarter 2022 Results

NEW YORK--(BUSINESS WIRE)--April 29, 2022--Colgate-Palmolive Company (NYSE:CL):

  Net sales increased 1.5%, Organic sales* increased 4.0%
  On a GAAP basis, EPS declined 18% to $0.66; On a Base Business basis, EPS* declined 8% to $0.74
  GAAP Gross profit margin and Base Business Gross profit margin* both decreased 220 basis points to 58.5%
  Net cash provided by operations was $386 million for the first three months of 2022
  Colgate’s leadership in toothpaste continued with its global market share at 39.2% year to date
  Colgate’s leadership in manual toothbrushes continued with its global market share at 30.7% year to date
  The Company updated its financial guidance for full year 2022

First Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2022	2021	Change
Net Sales	$4,399	$4,344	+1.5%
EPS (diluted)	$0.66	$0.80	-18%

First Quarter Total Company Results (Base Business - Non-GAAP)*
($ in millions except per share amounts)	2022	2021	Change
Organic Sales Growth			+4.0%
Base Business EPS (diluted)	$0.74	$0.80	-8%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 5 - Geographic Sales Analysis Percentage Changes” and “Table 6 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Colgate-Palmolive Company (NYSE:CL) today reported results for first quarter 2022. Noel Wallace, Chairman, President and Chief Executive Officer, commented on the Base Business first quarter results, “We are pleased to have delivered another quarter of organic sales growth within our targeted range of 3% to 5%, despite a volatile operating environment worldwide. Net sales increased 1.5% and organic sales grew 4.0%, driven by higher pricing in nearly every region. Our investments in innovation and digital capabilities are paying off and should help us to continue our sales growth momentum.

“While our growth continued on the top line, our profitability was impacted by significant increases in raw material and logistics costs worldwide, and we expect the difficult cost environment to continue for the next several quarters. We remain sharply focused on our revenue growth management, including additional pricing, and funding-the-growth and other productivity initiatives. As we manage through this difficult time, we are committed to executing our plans with the right balance of pricing, productivity and brand support.

“As we look around the world, there is still much uncertainty stemming from the COVID-19 pandemic, supply chain disruptions, the war in Ukraine and volatility in consumer demand and currencies. Despite this environment, we are encouraged by our growth momentum, the strength of our innovation pipeline and the progress we are making on our digital transformation, all of which add to our confidence that we have the right strategies in place to continue to deliver sustainable, profitable growth over the long term.”

Full Year 2022 Guidance

Based on current spot rates:

  The Company now expects net sales growth to be at the higher end of 1% to 4%, including a low-single-digit negative impact from foreign exchange.
  The Company now expects organic sales growth to be within the range of 4% to 6%.
  On a GAAP basis, the Company now expects a decline in gross profit margin, increased advertising investment and double-digit earnings-per-share growth.
  On a non-GAAP (Base Business) basis, the Company now expects a decline in gross profit margin, increased advertising investment and a mid-single-digit earnings-per-share decline.

Divisional Performance

The following are comments about divisional performance for first quarter 2022 versus the year ago period. See attached "Table 5 - Geographic Sales Analysis Percentage Changes" and "Table 4 - Segment Information" for additional information on net sales and operating profit by division.

First Quarter Sales Growth By Division (% change 1Q 2022 vs. 1Q 2021)
	Net Sales	Organic Sales*	As Reported Volume	Organic Volume	Pricing	FX
North America	+0.5%	+0.5%	+1.5%	+1.5%	-1.0%	—%
Latin America	+5.5%	+6.5%	-3.5%	-3.5%	+10.0%	-1.0%
Europe	-9.0%	-3.0%	-5.0%	-5.0%	+2.0%	-6.0%
Asia Pacific	-1.5%	+1.0%	-3.5%	-3.5%	+4.5%	-2.5%
Africa/Eurasia	-2.0%	+7.5%	-6.5%	-6.5%	+14.0%	-9.5%
Hill's	+11.0%	+13.0%	+4.0%	+4.0%	+9.0%	-2.0%

Total Company	+1.5%	+4.0%	-1.5%	-1.5%	+5.5%	-2.5%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 5 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

First Quarter Operating Profit By Division ($ in millions)
	1Q 2022	% Change vs 1Q 2021	% to Net Sales	Change in basis points vs 1Q 2021 % to Net Sales
North America	$163	-19%	17.6%	-430
Latin America	$265	-3%	27.8%	-220
Europe	$150	-17%	22.9%	-220
Asia Pacific	$206	-8%	28.4%	-190
Africa/Eurasia	$44	-19%	16.5%	-340
Hill's	$204	-5%	23.4%	-400

Total Company, As Reported	$860	-14%	19.5%	-360
Total Company, Base Business*	$923	-8%	21.0%	-210

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

North America (21% of Company Sales)

  Organic sales growth in oral care and personal care was partially offset by organic sales declines in home care.
  In the United States, Colgate's share of the toothpaste market is 33.5% year to date and its share of the manual toothbrush market is 44.4% year to date.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs and higher overhead expenses, driven by higher logistics costs, partially offset by cost savings from the Company’s funding-the-growth initiatives.

Latin America (21% of Company Sales)

  Organic sales growth was led by Mexico, Argentina, Colombia and Brazil.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs and higher logistics costs, partially offset by higher pricing, cost savings from the Company’s funding-the-growth initiatives, decreased advertising investment, overhead efficiencies and a value-added tax refund.

Europe (15% of Company Sales)

  Organic sales declines in the Filorga duty-free business, France and Spain were partially offset by organic sales growth in Germany.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs and higher overhead expenses, primarily driven by higher logistics costs, partially offset by cost savings from the Company’s funding-the-growth initiatives, decreased advertising investment and higher pricing.

Asia Pacific (17% of Company Sales)

  Organic sales growth in Australia, the Philippines and Indonesia was partially offset by organic sales declines in the Greater China region and Thailand.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs and higher logistics costs, partially offset by cost savings from the Company's funding-the-growth initiatives, higher pricing and overhead efficiencies.

Africa/Eurasia (6% of Company Sales)

  Organic sales growth was led by Turkiye and South Africa.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs, which included foreign exchange transaction costs, higher overhead expenses, primarily driven by higher logistics costs, and costs incurred due to the war in Ukraine, partially offset by higher pricing, decreased advertising investment and cost savings from the Company’s funding-the-growth initiatives.

Hill's Pet Nutrition (20% of Company Sales)

  Organic sales growth was led by the United States and Europe.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs and higher overhead expenses, primarily driven by higher logistics costs, partially offset by higher pricing, decreased advertising investment and cost savings from the Company’s funding-the-growth initiatives.

Prepared Management Remarks and Webcast Information

As a new practice, at approximately 7:00 a.m. ET today, Colgate will post its prepared management remarks (in PDF format) regarding first quarter results to the Investor Center section of its website at www.colgatepalmolive.com/investors.

At 8:30 a.m. ET today, Colgate will host a conference call regarding first quarter results. To access this call as a webcast, please go to Colgate’s website at www.colgatepalmolive.com.

About Colgate-Palmolive

Colgate-Palmolive Company is a caring, innovative growth company reimagining a healthier future for all people, their pets and our planet. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition, we sell our products in more than 200 countries and territories under brands such as Colgate, Palmolive, elmex, hello, meridol, Sorriso, Tom’s of Maine, EltaMD, Filorga, Irish Spring, PCA SKIN, Protex, Sanex, Softsoap, Speed Stick, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. We are recognized for our leadership and innovation in promoting sustainability and community wellbeing, including our achievements in decreasing plastic waste and promoting recyclability, saving water, conserving natural resources and improving children’s oral health through the Colgate Bright Smiles, Bright Futures program, which has reached more than 1.4 billion children since 1991. For more information about Colgate’s global business and how we are building a future to smile about, visit www.colgatepalmolive.com. CL-E

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).

Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce and certain club retailers and discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In certain limited circumstances, the COVID-19 pandemic has impacted the ability of our third-party vendors to provide the Company with reliable updated market share data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin levels, earnings per share levels, financial goals, the impact of foreign exchange, the impact of COVID-19, the impact of the war in Ukraine, cost-reduction plans, including the 2022 Global Productivity Initiative, tax rates, new product introductions and digital capabilities, commercial investment levels, acquisitions, divestitures, share repurchases, or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and/or the related webcast, which may not be the same as or comparable to similar measures presented by other companies:

  Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, charges relating to the 2022 Global Productivity Initiative.
  Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
  Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release discusses Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three months ended March 31, 2022 versus 2021 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Worldwide Gross profit, Gross profit margin, Other (income) expense, net, Operating profit, Operating profit margin, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain acquisitions, divestitures and certain other unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three months ended March 31, 2022 and 2021 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, pay dividends, fund future business opportunities and repurchase stock, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Condensed Consolidated Statements of Cash Flows” for the three months ended March 31, 2022 and 2021 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for first quarter results.)

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended March 31, 2022 and 2021

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2022	2021

Net sales	$4,399	$4,344

Cost of sales	1,827	1,707

Gross profit	2,572	2,637

Gross profit margin	58.5%	60.7%

Selling, general and administrative expenses	1,641	1,605

Other (income) expense, net	71	28

Operating profit	860	1,004

Operating profit margin	19.5%	23.1%

Non-service related postretirement costs	38	18

Interest (income) expense, net	27	29

Income before income taxes	795	957

Provision for income taxes	192	229

Effective tax rate	24.2%	23.9%

Net income including noncontrolling interests	603	728

Less: Net income attributable to noncontrolling interests	44	47

Net income attributable to Colgate-Palmolive Company	$559	$681

Earnings per common share
Basic	$0.67	$0.80
Diluted	$0.66	$0.80

Supplemental Income Statement Information
Average common shares outstanding
Basic	840.6	848.6
Diluted	843.7	851.4

Advertising	$506	$535

					Table 2
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of March 31, 2022, December 31, 2021 and March 31, 2021

(Dollars in Millions) (Unaudited)

	March 31, 2022		December 31, 2021		March 31, 2021
Cash and cash equivalents	$877		$832		$995
Receivables, net	1,532		1,297		1,402
Inventories	1,924		1,692		1,676
Other current assets	656		576		490
Property, plant and equipment, net	3,752		3,730		3,609
Goodwill	3,292		3,284		3,701
Other intangible assets, net	2,415		2,462		2,787
Other assets	1,275		1,167		1,141
Total assets	$15,723		$15,040		$15,801

Total debt	$7,607		$7,245		$7,833
Other current liabilities	4,547		4,000		4,276
Other non-current liabilities	2,841		2,824		3,029
Total liabilities	14,995		14,069		15,138
Total Colgate-Palmolive Company shareholders’ equity	321		609		262
Noncontrolling interests	407		362		401
Total liabilities and equity	$15,723		$15,040		$15,801

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$6,672		$6,379		$6,776
Working capital % of sales	(2.8	) %	(2.7	) %	(4.4	) %

Note:
(1) Marketable securities of $58, $34 and $62 as of March 31, 2022, December 31, 2021 and March 31, 2021, respectively, are included in Other current assets.

		Table 3
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2022 and 2021

(Dollars in Millions) (Unaudited)

	2022	2021
Operating Activities
Net income including noncontrolling interests	$603	$728
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operations:
Depreciation and amortization	138	137
Restructuring and termination benefits, net of cash	81	(13)
Stock-based compensation expense	29	38
Deferred income taxes	(7)	6
Cash effects of changes in:
Receivables	(197)	(170)
Inventories	(215)	(40)
Accounts payable and other accruals	(28)	(75)
Other non-current assets and liabilities	(18)	(13)
Net cash provided by (used in) operations	386	598

Investing Activities
Capital expenditures	(122)	(107)
Purchases of marketable securities and investments	(36)	(29)
Proceeds from sale of marketable securities and investments	14	—
Other investing activities	3	(6)
Net cash provided by (used in) investing activities	(141)	(142)

Financing Activities
Short-term borrowing (repayment) less than 90 days, net	413	365
Proceeds from issuance of debt	5	25
Dividends paid	(378)	(376)
Purchases of treasury shares	(410)	(372)
Proceeds from exercise of stock options	171	30
Other	(5)	(6)
Net cash provided by (used in) financing activities	(204)	(334)

Effect of exchange rate changes on Cash and cash equivalents	4	(15)
Net increase (decrease) in Cash and cash equivalents	45	107
Cash and cash equivalents at beginning of the period	832	888
Cash and cash equivalents at end of the period	$877	$995

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$386	$598
Less: Capital expenditures	(122)	(107)
Free cash flow before dividends	$264	$491

Income taxes paid	$155	$227

		Table 4
Colgate-Palmolive Company

Segment Information

For the Three Months Ended March 31, 2022 and 2021

(Dollars in Millions) (Unaudited)

	Three Months Ended March 31,
	2022	2021
Net Sales
Oral, Personal and Home Care

North America	$926	$923
Latin America	954	907
Europe	654	717
Asia Pacific	726	739
Africa/Eurasia	267	272

Total Oral, Personal and Home Care	3,527	3,558

Pet Nutrition	872	786

Total Net Sales	$4,399	$4,344

	Three Months Ended March 31,
	2022	2021
Operating Profit
Oral, Personal and Home Care

North America	$163	$202
Latin America	265	272
Europe	150	180
Asia Pacific	206	224
Africa/Eurasia	44	54

Total Oral, Personal and Home Care	828	932

Pet Nutrition	204	215
Corporate(1)	(172)	(143)

Total Operating Profit	$860	$1,004

Note:
(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation charges and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended March 31, 2022 included charges resulting from the 2022 Global Productivity Initiative of $63.

Table 5
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended March 31, 2022 vs. 2021

(Unaudited)

					COMPONENTS OF SALES CHANGE

Region	Sales Change As Reported		Organic Sales Change		As Reported Volume		Organic Volume		Pricing Coupons Consumer & Trade Incentives		Foreign Exchange

Total Company	1.5%		4.0%		(1.5	) %	(1.5	) %	5.5%		(2.5	) %

North America	0.5%		0.5%		1.5%		1.5%		(1.0	) %	—%

Latin America	5.5%		6.5%		(3.5	) %	(3.5	) %	10.0%		(1.0	) %

Europe	(9.0	) %	(3.0	) %	(5.0	) %	(5.0	) %	2.0%		(6.0	) %

Asia Pacific	(1.5	) %	1.0%		(3.5	) %	(3.5	) %	4.5%		(2.5	) %

Africa/Eurasia	(2.0	) %	7.5%		(6.5	) %	(6.5	) %	14.0%		(9.5	) %

Total CP Products	(1.0	) %	2.0%		(2.5	) %	(2.5	) %	4.5%		(3.0	) %

Hill’s	11.0%		13.0%		4.0%		4.0%		9.0%		(2.0	) %

Emerging Markets(1)	1.5%		4.5%		(4.0	) %	(4.0	) %	8.5%		(3.0	) %

Developed Markets	1.0%		3.5%		0.5%		0.5%		3.0%		(2.5	) %

Note:
(1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

							Table 6
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended March 31, 2022 and 2021

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Other (Income) Expense, Net				2022	2021
Other (income) expense, net, GAAP				$71	$28
2022 Global Productivity Initiative				(63)	—
Other (income) expense, net, non-GAAP				$8	$28

Operating Profit				2022	2021		% Change
Operating profit, GAAP				$860	$1,004		(14	) %
2022 Global Productivity Initiative				63	—
Operating profit, non-GAAP				$923	$1,004		(8	) %

Operating Profit Margin				2022	2021		Basis Point Change
Operating profit margin, GAAP				19.5%	23.1%		(360)
2022 Global Productivity Initiative				1.5%	—%
Operating profit margin, non-GAAP				21.0%	23.1%		(210)

Non-Service Related Postretirement Costs				2022	2021
Non-service related postretirement costs, GAAP				$38	$18
2022 Global Productivity Initiative				(19)	—
Non-service related postretirement costs, non-GAAP				$19	$18

2022
Income Before Income Taxes		Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)		Diluted Earnings Per Share
As Reported GAAP	$795	$192	$603	$559	24.2%		$0.66
2022 Global Productivity Initiative	82	17	65	65	(0.4	) %	0.08
Non-GAAP	$877	$209	$668	$624	23.8%		$0.74

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Contacts

John Faucher 212-310-3653

Hope Spiller 212-310-2291